Exhibit 99.1

News Release

For Further Information Call:

John A. Tomich

Vice President, General Counsel & Secretary

Voice: 860-347-8506

inquire@zygo.com

Zygo Adds New Director

MIDDLEFIELD, Conn., July 23, 2013 -- Zygo Corporation (Nasdaq:ZIGO) today announced the election of a new director, with the addition of Michael A. Kaufman, 41, to the Zygo Board.

Mr. Kaufman is the President of MAK Capital One, LLC, a fund based in New York City, which he founded in 2001. He graduated from the University of Chicago, where he also received his M.B.A., and has a law degree from Yale University. MAK Capital and its related entities have been investors in Zygo Corporation since 2007 and currently own approximately 23.6% of the outstanding capital stock of the Company.

Dr. Chris Koliopoulos, Chairman and Chief Executive Officer of Zygo Corporation, commented, “I welcome Mr. Kaufman to the Zygo Board. We are confident that Mike’s strong background in finance, investments and strategic additions will be of great value to Zygo in taking the company to the next level, as Zygo continues to mature in size and global reach.”

“I look forward to working with Chris, the rest of the Board and the executive team at Zygo,” said Mr. Kaufman. “The Company is recognized as a leader in optical technology, with an extensive portfolio of patents and intellectual property. This combination should serve it well in the future.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities and objectives of management of the Company for future operations are forward-looking statements.  Forward-looking statements provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid.  Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan(s)," "strategy," "project,” “should” and other words of similar meaning in connection with a discussion of current or future operating or financial performance.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors.  Among the important factors that could cause actual events to differ materially from those in the forward-

looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customers; manufacturing and supply chain risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the integration of manufacturing facilities; risks related to any reorganization of our business; risks related to changes in management personnel; dependence on proprietary technology and key personnel; length of the revenue cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; and risks related to business acquisitions. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release except as required by law.  Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2012, filed with the Securities and Exchange Commission on September 13, 2012.